As filed with the Securities and Exchange Commission on January 19, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	6035	65-0377773
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

255 Alhambra Circle

Coral Gables, Florida 33134

(305) 569-2000

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Alfred R. Camner

Chairman of the Board

BankUnited Financial Corporation

255 Alhambra Circle

Coral Gables, Florida 33134

(305) 569-2000

(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Copies to:

Bridget Wong, Esq.

Michael C. Sontag, Esq.

Camner, Lipsitz and Poller, P.A.

255 Alhambra Circle, Suite 1210

Coral Gables, Florida 33134

Telephone: (305) 461-1100

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act other than securities offered only in connection with dividend or interest reinvest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Class A Common Stock, $.01 par value, per share

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of all the registration fee.

PROSPECTUS

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BANKUNITED FINANCIAL CORPORATION

Class A Common Stock

We may offer and sell shares of our Class A Common Stock from time to time, in one or more series, using this prospectus. This prospectus contains a general description of our Class A Common Stock. Each time we offer any securities pursuant to this prospectus we will provide you with a prospectus supplement. The supplement will describe the specific amounts, prices and terms of the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriter, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each share of Class A Common Stock has one-tenth vote on matters on which its holder may vote. Our Class A Common Stock is listed on the Nasdaq National Market under the trading symbol “BKUNA”, and the last reported sale price on January 18, 2006 was $27.45 per share.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “BankUnited,” “we,” “our,” or “us” refer to BankUnited Financial Corporation and its subsidiaries on a consolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any of the securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplements or on any document incorporated by references is accurate as of any date other than the dates on the front of the document. Our business, financial condition, results of operations and prospects may have changed since the date of the document.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the SEC. You can read and copy the proxy statement and reports filed with the SEC at the SEC’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s Public Reference Rooms.

Our filings with the SEC are also available from its Internet website at http://www.sec.gov. Our Class A Common Stock is listed on the Nasdaq National Market and our reports can also be inspected at the offices of the National Association of Securities Dealers at 1735 K Street, N.W., Washington, DC 20006.

The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement as well as the documents incorporated by reference in these documents, before making an investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following previously filed documents and all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering:

1. Our Annual Report on Form 10-K for the year ended September 30, 2005;

2. Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended September 30, 2005;

3. Our Current Report on Form 8-K filed on December 20, 2005;

4. Our Current Report on Form 8-K filed on December 27, 2005;

5. Our Current Report on Form 8-K filed on January 18, 2005; and

6. The description of the Class A Common Stock contained in BankUnited’s Current Report on Form 8-K dated March 5, 1993, filed with the Commission to register BankUnited’s Class A Common Stock under Section 12(g) of the Exchange Act.

This prospectus incorporates documents by reference which are not presented or delivered with this prospectus. You may review and obtain these documents at our internet website at www.bankunited.com. To receive a free copy of any of the documents incorporated by reference in this offering memorandum (other than exhibits) call or write us at the following address: BankUnited Financial Corporation, Attn: Investor Relations Officer, 255 Alhambra Circle, Coral Gables, Florida 33134, (305) 569-2000.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain or incorporate by reference certain forward-looking statements. Statements that are not historical in nature, such as those using the word “anticipate,” “estimate,” “should,” “may,” “can,” “plan,” “target,” “expect,” “could,” “intend,” “believe,” “seek,” “project” and similar expressions, are forward-looking statements. Actual results or performance could differ from those implied or contemplated by such statements.

These forward-looking statements are subject to certain risks and uncertainties, including, among others: general business and economic conditions, either nationally or regionally; fiscal or monetary policies; significant weather events such as hurricanes; changes or fluctuations in the interest rate environment; a deterioration in credit quality and/or a reduced demand for credit; reduced deposit flows and loan demand; real estate values, competition from other financial service companies in our markets; legislative or regulatory changes, including, among others, changes in accounting standards, guidelines and policies; the issuance or redemption of additional equity or debt securities by us; the concentration of operations in south Florida, if Florida business or economic conditions decline; reliance on other companies for products and services; the impact of war and the threat and impact of terrorism; volatility in the market price of our common stock; and other economic, competitive, servicing capacity, governmental, regulatory and technological factors affecting our operations, price, products and delivery of services. Other factors that could cause actual results to differ materially are: (i) other risks and uncertainties described from time to time in our filings with the SEC, (ii) the risk factors or uncertainties set forth in this prospectus, any prospectus supplements or any document incorporated by reference, and (iii) other risks and uncertainties that have not been identified at this time.

Information in this prospectus or any prospectus supplement is current only as of its date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference into this prospectus or any prospectus supplement might not occur.

BANKUNITED FINANCIAL CORPORATION

We are the holding company for BankUnited, FSB (the “Bank”), the largest banking institution headquartered in Florida as measured by assets and deposits. Our primary business consists of the Bank’s operations. We offer a full spectrum of consumer and commercial banking products and services to consumers and businesses located primarily in Florida. We operate a community banking platform complemented by a national mortgage origination business anchored in Florida.

Our community banking platform focuses on the Florida market, which we believe is one of the most attractive markets in the county. We target retail and business customers in our Florida market who seek a banking institution with local market expertise, a broad product set, and people empowered to act quickly and decisively. We offer a banking alternative to the area’s residents and businesses that we believe are not being adequately serviced by the large super-regional banks. Through a micro-market strategy we are focused on providing superior service to our Florida customers by delivering products and services matched directly to their needs. In addition, we have leveraged our consumer lending and underwriting experience through a nationwide mortgage origination effort.

Our executive officers are located at 255 Alhambra Circle, Coral Gables, Florida 33134, and our telephone number if (305) 569-2000 and our website is www.bankunited.com. Information on our website is not a part of this offering memorandum and is not incorporated herein by reference.

USE OF PROCEEDS

We intend to use the net proceeds of the offering for general corporate purposes. These purposes may include expanding our operations through new branch offices and operations centers, possible acquisitions, acquiring our debt and equity securities, if available on favorable terms, redeeming outstanding debt, investing in loans and mortgage-backed or other securities and funding working capital needs.

DESCRIPTION OF SECURITIES

Description Of Capital Stock

Set forth below is a summary of certain terms and provisions of BankUnited’s capital stock, which is qualified in its entirety by reference to our Articles of Incorporation and to the Statements of Designation setting forth the resolutions establishing the rights and preferences of our stock. Copies of the Articles of Incorporation and Statements of Designation have been incorporated by reference into this Prospectus.

Under our Articles of Incorporation, the authorized but unissued and unreserved shares of our capital stock are available for issuance for general corporate purposes, including, but not limited to, possible stock dividends, future mergers or acquisitions, officer, director and employee compensation or private or public offerings. Except as may otherwise be required, stockholder approval will not be required for the issuance of those shares.

The following table sets forth all classes of stock currently outstanding, and stock options held, as of December 31, 2005, as well as the amount of our Class A Common Stock that would be outstanding upon exercise or conversion of all outstanding options and convertible securities (excluding our Convertible Senior Notes):

	Shares and Options Outstanding	Class A Common Stock upon Conversion of all Outstanding Options and Convertible Securities
Class A Common Stock (1)(3)	30,014,971	30,014,971	(1)(2)
Class B Common Stock (2)(3)	431,562	431,562
Series B Preferred Stock (2)(3)	957,993	1,433,062
Stock Options
Class A Common Stock	2,245,057	2,245,057
Class B Common Stock	493,000	493,000
Series B Preferred Stock	820,245	1,227,752
Restricted Stock Units Common A	7,631	7,631
Total		35,853,035

(1)	Does not include shares from this offering.
(2)	Does not include shares from contingently convertible debt.
(3)	Does not include 422,700 shares of Class A Common Stock, and 54,281 shares of Class B Common Stock held as treasury stock, and 10,729 shares of Class A Common Stock, 126,919 shares of Class B Common Stock, and 26,720 shares of Series B Preferred Stock, held in rabbi trusts.

Class A Common Stock

Our Articles of Incorporation authorize the issuance, in series, of up to 60 million shares of Class A Common Stock and permit our Board of Directors to establish the rights and preferences of each series of Class A Common Stock. Our Board of Directors has allocated 50 million shares to the Series I Class A Common Stock, par value $.01 per share, the only series of Class A Common Stock outstanding. As of December 31, 2005, 30,448,400 shares of Class A Common Stock were issued, 30,014,971 shares were outstanding and 6,269,060 shares were reserved for issuance under our stock option and stock bonus plans and upon the conversion of other classes of stock, as described below.

Dividends.    The holders of the Class A Common Stock are entitled to dividends when and if declared by our Board of Directors out of funds legally available therefor, which may be declared solely on the Class A Common Stock or for not less than 110% of the amount per share of any dividend declared on the Class B Common Stock. The payment of dividends by us will depend on our net income, financial condition, regulatory requirements and other factors deemed relevant by our Board of Directors. Since March 29, 2005, our Board of Directors has declared and paid a cash dividend of one-half cent ($0.005) per share on four occasions. Prior to that time, we generally did not pay cash dividends on our Class A Common Stock. We anticipate that we will continue to declare and pay such dividends on a quarterly basis subject to termination at any time at the sole discretion of our Board. See “Risk Factors” for a discussion of certain factors relating to our ability to pay dividends.

Voting Rights.    Each share of Class A Common Stock entitles the holder thereof to one-tenth vote on all matters upon which stockholders have the right to vote. The Class A Common Stock does not have cumulative voting rights in the election of directors.

Liquidation.    In the event of our liquidation, dissolution or winding up, the holders of shares of Class A Common Stock are entitled to share equally with the holders of shares of Class B Common Stock, after payment of all of our debts and liabilities and subject to the prior rights of holders of shares of our Preferred Stock, in our remaining assets.

No Preemptive Rights; Redemption; Assessability.    Holders of shares of Class A Common Stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The Class A Common Stock is not subject to call or redemption and, as to shares of Class A Common Stock currently outstanding, are fully paid and non-assessable. When the shares of Class A Common Stock offered hereby are issued upon payment of the purchase price therefor, such shares will be fully paid and non-assessable.

Class B Common Stock

Our Articles of Incorporation authorize the issuance of up to 3,000,000 shares of Class B Common Stock, all of which have the rights and preferences described below. The Class B Common Stock is held by our directors, executive officers and a few other persons. As of December 31, 2005, 612,762 shares of Class B Common Stock were issued and 431,562 shares were outstanding and 3,584,810 shares were reserved for issuance under our stock option and stock bonus plans and upon the conversion of unrestricted Series B Preferred Stock, as described below.

Dividends.    The holders of Class B Common Stock are entitled to dividends when and if declared by our Board of Directors out of funds legally available therefor. The payment of dividends on the Class B Common Stock is subject to the right of the holders of the Class A Common Stock to receive a dividend per share of 110% of the amount per share of any dividend declared on the Class B Common Stock.

Voting Rights.    Each share of Class B Common Stock entitles the holder thereof to one vote on all matters upon which stockholders have the right to vote. The Class B Common Stock does not have cumulative voting rights in the election of directors.

Convertibility.    Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock, subject to adjustment upon the occurrence of certain events.

Liquidation.    In the event of our liquidation, dissolution or winding up, the holders of shares of Class B Common Stock are entitled to share equally with the holders of shares of Class A Common Stock in our remaining assets after payment of all of our debts and liabilities and subject to the prior rights of holders of shares of our Preferred Stock.

No Preemptive Rights; Redemption; Assessability.    Holders of shares of Class B Common Stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The Class B Common Stock is not subject to call or redemption and is fully paid and non-assessable.

Preferred Stock

Our Articles of Incorporation authorize the issuance, in series, of up to 10,000,000 shares of Preferred Stock and permit our Board of Directors to establish the rights and preference of each of such series and to increase the number of shares in any of the series.

Noncumulative Convertible Preferred Stock, Series B

As of December 31, 2005, 984,713 shares of Series B Preferred Stock were issued, 957,993 shares were outstanding, and 1,108,863 shares were reserved for issuance under our stock option and stock bonus plans.

The shares of Series B Preferred Stock are held by directors, executive officers and a few other persons.

Dividends.    The quarterly dividend requirement for Series B Preferred Stock outstanding as of December 31, 2005 is $135,398 and our total annual dividend requirement for all of our Series B Preferred Stock outstanding as of December 31, 2005 is $541,592.

Voting Rights.    Each share of Series B Preferred Stock is entitled to two and one-half votes per share on all matters submitted to the vote of stockholders. The Series B Preferred Stock does not have cumulative voting rights in the election of directors.

The Series B Preferred Stock is permitted to elect two directors for the Board if we fail to declare and pay dividends for six dividend periods, whether or not those periods are consecutive. The right to elect directors would be revoked once we pay dividends in four consecutive periods.

Conversion Rights.    Each share of Series B Preferred Stock is convertible into 1.4959 shares of Class B Common Stock, subject to adjustment on the occurrence of certain events.

Liquidation.    In the event of any liquidation, dissolution or winding up, the holders of the Series B Preferred Stock will be entitled to a preference on liquidation of $7.375 per share, if the liquidation is involuntary, prior to any distribution of any assets to the holders of any class of Class A Common Stock. Such holders shall be entitled to receive the redemption price per share applicable to such stock at the time of liquidation if the liquidation is voluntary.

Redemption.    Unless earlier redemption is approved by the holders of at least 50% of the outstanding shares of the Series B Preferred Stock, the Series B Preferred Stock is redeemable after September 30, 2007 at a redemption price of $7.375 per share.

Rank.    The Series B Preferred Stock ranks senior to the Class A Common Stock and Class B Common Stock as to dividend rights, rights upon our liquidation, dissolution or winding up, and redemption rights.

No Preemptive Rights; Assessability.    Holders of our Preferred Stock are not entitled to preemptive rights with respect to any securities subsequently issued by us. The outstanding Preferred Stock is fully paid and non-assessable.

No Other Rights

Shares of our stock do not have any preference, voting powers or relative, participating, option or other special rights, except as set forth above or in our Articles of Incorporation or as otherwise required by law.

Transfer Agent

The transfer agent for our Class A Common Stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Certain Anti-takeover Provisions

Certain provisions of our Articles of Incorporation and Bylaws, as well as certain provisions of Florida law, could have the effect of deterring takeovers. Our Board of Directors believes that the provisions of our Articles of Incorporation and Bylaws described below are prudent and in our best interests and in the best interests of our stockholders. Although these provisions may discourage a future takeover attempt in which stockholders might receive a premium for their shares over the then current market price and may make removal of incumbent management more difficult, our Board of Directors believes that the benefits of these provisions outweigh their possible disadvantages. We are not aware of any current effort to effect a change in control.

In addition, we have opted not to be governed by the affiliated transactions and control-share acquisition section of the Florida Business Corporation Act. Florida’s control share acquisition statute provides that shares of issuing public corporations that are acquired in a control share acquisition generally will have no voting rights unless such rights are conferred on those shares by the vote of the holders of a majority of all of the outstanding shares other than interested shares. A control share acquisition is defined, with certain exceptions, as the acquisition of the ownership of voting shares which would cause the acquirer to have voting power within the following ranges or to move upward from one range into another: (i) 20% but not less than 33 1/3%; (ii) 33 1/3%, but not less than or equal to 50%; or (iii) more than 50% of such votes. Interested shares are shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power to elect directors: (i) an acquiring person or member of a group with respect to a control share acquisition, (ii) any officer of the issuing public corporation, or (iii) any employee of the issuing public corporation who is also a director of the corporation. The Florida control share acquisition statute does not, however, apply to an acquisition of shares of an issuing public corporation if such acquisition has been approved by the Board of Directors prior to the acquisition.

Directors.    Our Board of Directors is divided into three classes of directors serving staggered three-year terms. Vacancies on the Board may be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Our Bylaws currently provide that our Board of Directors shall consist of not less than 5 nor more than 12 members.

Under Florida law, a director elected by our stockholders may be removed without cause by a vote of the stockholders. In addition, our Bylaws require minimum attendance standards at regular meetings of the Board of Directors as a continuing qualification for membership on the Board. Failure to fulfill this requirement constitutes automatic resignation from the Board.

Cumulative Voting.    Stockholders may not cumulate their votes in the election of directors.

Capital Structure.    Our Board of Directors may authorize for issuance various series of Class A Common Stock and Preferred Stock with different voting rights. Our Board of Directors is authorized to establish the rights and preferences of such stock and issue such shares, subject to stockholder approval in certain circumstances.

PLAN OF DISTRIBUTION

BankUnited may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may designate agents from time to time who will solicit offers to purchase securities from time to time. We will identify any such agent, and any commissions payable by the Company to such agent, in the applicable prospectus supplement. Unless otherwise indicated in that prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. We will set forth the names of the specific managing underwriting or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including the purchase price of the securities, the proceeds to be received by us, and commissions, discounts and any other compensation of the underwriters and dealers, if any, in the applicable prospectus supplement. If underwriters are utilized in the sale of any securities, the underwriters will acquire the securities for their own account and they may resell the securities from time to time in one or more transactions.

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Either underwriting syndicates represented by managing underwriters or one or more underwriters directly may offer securities to you. If any underwriter or underwriters are utilized in the sale or securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of that securities will be obligated to purchase all of those securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, the Company will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. We will set forth the name of the dealer and the terms of the transaction in the related prospectus supplement.

We may solicit offers to purchase securities directly from institutional investors and we may sell securities directly to institutional investors or others. Those parties may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. We will describe the terms of any such sales in the related prospectus supplement.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Any common stock sold will be listed on the Nasdaq National Market, upon official notice of issuance. Any underwriters to whom securities are sold by BankUnited for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Camner, Lipsitz and Poller, P.A., Coral Gables, Florida. Alfred R. Camner, our Chairman of the Board and Chief Executive Officer, is the senior managing director and a stockholder of Camner, Lipsitz and Poller, P.A. As of December 31, 2005, directors and employees of Camner, Lipsitz and Poller, P.A. participating in the representation of us in connection with the preparation of this prospectus beneficially own an aggregate of 292,682 shares of Class A Common Stock, 688,277 shares of Class B Common Stock and 1,666,627 shares of Series B Preferred Stock (including shares that may be acquired by the exercise of options within 60 days, but not including shares received upon the conversion of other classes of stock). Errin E. Camner, Managing Director of Camner, Lipsitz and Poller, P.A. is the daughter of Alfred R. Camner. See “Risk Factors”—There are several business and family relationships among directors that could create a conflict of interest.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K/A for the year ended September 30, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Expenses in connection with the offering of the securities to which this Registration Statement relates which will be borne by the Company, are as set forth below. With the exception of the SEC and National Association of Securities Dealers, (“NASD”) filing fees, all amounts shown are estimates.

	Amount
SEC registration fee	$	*
Legal fees and expenses		$325,000
Accounting fees and expenses		$200,000
Printing and mailing expenses		$45,000
Blue Sky fees and expenses		$5,000
Miscellaneous		$2,000

TOTAL		$577,000

*	May be deferred pursuant to Rule 456(b) and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15. Indemnification of Directors and Officers.

Article IX of the Articles of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

The Bylaws of the Company provide that the Company will indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Company for any amount for which that person becomes liable under a judgment in such action and reasonable costs and expenses, including attorneys’ fees. Such indemnification may only be made, however, if final judgment on the merits is in his or her favor other than on the merits, if a majority of the Board of Directors of the Company determines that he or she was acting in good faith within the scope of his or her duties and for a purpose he or she could have reasonably believed under the circumstances was in the best interests of the Company.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose of with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, the Company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of the defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Corporation Act (relating to the liability of directors for improper distributions) are applicable.

The Company has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

Item 16. Exhibits.(1)

The following is a list of Exhibits to this Registration Statement:

1.1	Underwriting Agreement †
4.1	Statement of Designation of Series 1 Class A Common Stock and Class B Common Stock of BankUnited (included as an appendix to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission of May 2, 2003).
4.2	Statement of Designation of Noncumulative Convertible Preferred Stock, Series A of BankUnited (included as appendix to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 2, 2003).
4.3	Statement of Designation of Noncumulative Convertible Preferred Stock, Series B of BankUnited (included as appendix to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 2, 2003).
4.4	Statement of Designation of Noncumulative Convertible Preferred Stock, Series C of BankUnited (included as appendix to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 2, 2003).
4.5	Statement of Designation of Noncumulative Convertible Preferred Stock, Series C-II of BankUnited (included as appendix to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 2, 2003).
4.6	Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1993 of BankUnited (included as appendix to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission of May 2, 2003).

4.7	Statement of Designation of 9% Noncumulative Perpetual Preferred Stock of BankUnited (included as appendix to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 2, 2003).
4.8	Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1996 of BankUnited (included as appendix to Exhibit 3.1 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 2, 2003).

4.9	Form of Letter Agreement between BankUnited and the holders of shares of BankUnited’s Noncumulative Convertible Preferred Stock, Series B (Exhibit 4.7 to BankUnited’s Form 10-K Report for the year ended September 30, 1998, as filed with the Commission on December 29, 1998, the “1998 10-K”).

4.10	BankUnited and its subsidiaries have certain long-term debt outstanding. None of the instruments evidencing such debt authorizes an amount of securities in excess of 10% of the total assets of BankUnited and its subsidiaries on a consolidated basis; therefore, copies of such instruments are not included as exhibits to this Annual Report of Form 10-K. BankUnited agrees to furnish copies the Commission upon request.

4.11	Indenture, dated February 27, 2004, between BankUnited and U.S. Bank National Association related to the issuance of BankUnited’s 3.125% Convertible Senior Notes due 2034 (included as Exhibit 4.2 to BankUnited’s Quarterly Report on From 10-Q filed with the Commission on May 12, 2004).

4.12	Registration Rights Agreement, dated February 27, 2004, between BankUnited and the initial purchasers named therein (included as Exhibit 4.3 to BankUnited’s Quarterly Report on Form 10-Q filed with the Commission on May 12, 2004).

4.13	Form of 3.125% Convertible Senior Note due 2034 (included as appendix A to Exhibit 4.2 to BankUnited Quarterly Report on Form 10-Q filed with the Commission on May 12, 2004).

4.14	First Supplemental Indenture dated December 28, 2004, between BankUnited Financial Corporation and U.S. Bank National Association (included on Form 8-K filed with the Commission on December 29, 2004).

5.1	Opinion of Camner, Lipsitz and Poller, P.A.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Camner, Lipsitz and Poller, P.A. (set forth in Exhibit 5.1 to this Registration Statement).*

24.1	Power of attorney (set forth on the signature page in Part II of this Registration Statement).*

†	To be filed as an exhibit to a current report on Form 8-K to be filed by the Company.
*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(C) Provided, further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or (ii) If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a format prospectus filed by the registrant pursuant to rule 424(b)(i) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on January 18, 2006.

BANKUNITED FINANCIAL CORPORATION

By:	/s/ ALFRED R. CAMNER
Name:	Alfred R. Camner
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint, Alfred R. Camner, Lawrence H. Blum and Ramiro A. Ortiz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute the Registration Statement on Form S-3 relating to the sale of the shares of Class A Common Stock of BankUnited Financial Corporation and all amendments (including post-effective amendments) to this Registration Statement, or any Registration Statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed on January 18, 2006 by the following persons in the capacities indicated.

/s/ ALFRED R. CAMNER Alfred R. Camner	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ LAWRENCE H. BLUM Lawrence H. Blum	Vice Chairman of the Board of Directors and Secretary

/s/ RAMIRO A. ORTIZ Ramiro A. Ortiz	President, Chief Operating Officer and Director

/s/ ALLEN M. BERNKRANT Allen M. Bernkrant	Director

/s/ NEIL H. MESSINGER Neil H. Messinger	Director

/s/ MARC D. JACOBSON Marc D. Jacobson	Director

/s/ LAUREN CAMNER Lauren Camner	Director

/s/ TOD ARONOVITZ Tod Aronovitz	Director

/s/ HARDY C. KATZ Hardy C. Katz	Director

/s/ SHARON A. BROWN Sharon A. Brown	Director

/s/ ALBERT E. SMITH Albert E. Smith	Director

/s/ HUMBERTO L. LOPEZ Humberto L. Lopez	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ BERNARDO M. ARGUDIN Bernardo M. Argudin	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Camner, Lipsitz and Poller, P.A.

23.1	Consent of PricewaterhouseCoopers LLP.